Exhibit 32.1

CERTIFICATIONS OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C 1350)

Each of the undersigned officers of FB Financial Corporation (the “Company”) hereby certifies, for purposes of Section 1350 of Chapter 63 of Title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:

(i)

the accompanying quarterly report on Form 10-Q of the Company for the quarter ended June 30, 2017 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 10, 2017	/s/ Christopher T. Holmes
Christopher T. Holmes
Chief Executive Officer (Principal Executive Officer)

Date: August 10, 2017	/s/ James R. Gordon
James R. Gordon
Chief Financial Officer (Principal Financial Officer)